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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-26867, 33-31564, 33-32683, 33-60785 and 333-
05399) of Lyondell Chemical Company (formerly Lyondell Petrochemical Company) of the following reports which are included in this Annual Report on Form 10-K.

  . Our report dated February 26, 1999 on our audits of the consolidated financial statements of Lyondell Chemical Company as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998

  . Our report dated February 6, 1998 on our audits of the financial statements of LYONDELL-CITGO Refining LP (formerly LYONDELL-CITGO Refining Company, Ltd.) as of December 31, 1997 and for each of the two years in the period ended December 31, 1997

  . Our report dated February 26, 1999 on our audits of the financial statements of Equistar Chemicals, LP as of December 31, 1998 and 1997 and for the year ended December 31, 1998 and the period from December 1, 1997 (inception) to December 31, 1997

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 24, 1999

                                 EXHIBIT 23.1